Item 9:           Regulation FD Disclosure

         Emmis Communications Corporation ("Emmis") has included in this filing selected unaudited pro forma financial information for the year ended February 29, 2000 and for the nine months ended November 30, 2000. This unaudited pro forma information includes the effect of all pending and consummated acquisitions, including (i) radio stations KPNT-FM, KIHT-FM, and KFTK-FM (formerly KXOK-FM) from Sinclair Broadcast Group, Inc., (ii) radio station KZLA-FM from Bonneville International Corporation, (iii) radio stations KXPK-FM and KKFR-FM from Clear Channel Communications, Inc., (iv) radio station KALC-FM from Salem Communications Corporation, (v) radio stations KKLT-FM, KTAR-AM and KMVP-AM from Hearst-Argyle Television, Inc., (vi) a 75% ownership interest in two radio stations in Buenos Aires, Argentina, (vii) television station WKCF-TV from Press Communications, LLC, (viii) eight network-affiliated television stations from Lee Enterprises, Inc., and (ix) Los Angeles Magazine, Inc., from ABC Holding Company, Inc. as if each had occurred at March 1, 1999 and carried forward.

         On December 18, 2000, Emmis filed an 8-K that included quarterly pro forma information for the year ended February 29, 2000 and for the six months ended August 31, 2000. This 8-K adds pro forma information for the three months ended November 30, 2000.

         With the recent adoption by the Securities and Exchange Commission of Regulation FD, Emmis is making the pro forma information listed below available for broad dissemination.

         The pro forma summary information presented below is not necessarily indicative of the results that actually would have occurred if the transactions indicated above had been consummated at the beginning of the periods presented, and is not intended to be a projection of future results.

         Certain statements included in this 8-K which are not statements of historical fact, including but not limited to those identified with the words
"expect," "will" or "look" are intended to be, and are, identified as "forward-looking statements," as defined in the Securities and Exchange Act of 1934, as amended, and involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance or achievements of Emmis to be materially different from any future result, performance or achievement expressed or implied by such forward-looking statement. Such factors include, among others, general economic and business conditions; fluctuations in the demand for advertising; increased competition in the broadcasting industry; inability to obtain necessary approvals for purchases or sale transactions or to complete the transactions; changes in the costs of programming; inability to grow through suitable acquisitions and other factors mentioned in other documents filed by Emmis with the Securities and Exchange Commission.



                        Emmis Communications Corporation
               Selected Unaudited Pro Forma Financial Information

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                                        Three Months     Three Months     Three Months        Three Months      Twelve Months
                                          Ended            Ended             Ended               Ended              Ended
                                      May 31, 1999     August 31, 1999  November 30, 1999   February 29, 2000  February 29, 2000
                                      --------------   --------------   -----------------   -----------------  -----------------
Net Revenues:
  Radio                                    $ 57,741         $ 69,007            $ 70,346            $ 57,065          $ 254,159
  Television                                 57,204           52,512              60,339              51,180            221,235
  Publishing                                 16,783           16,794              19,579              15,287             68,443
  Interactive                                     -                -                   -                   -                  -
                                      --------------   --------------   -----------------   -----------------  -----------------
    Total net revenues                      131,728          138,313             150,264             123,532            543,837

Operating Expenses:
  Radio                                      34,546           34,202              36,415              35,946            141,109
  Television                                 37,091           35,645              38,734              37,716            149,186
  Publishing                                 14,569           14,949              15,127              14,877             59,522
  Interactive                                     -                -                   -                   -                  -
                                      --------------   --------------   -----------------   -----------------  -----------------
    Total operating expenses                 86,206           84,796              90,276              88,539            349,817

Broadcast/Publishing Cash Flow:
  Radio                                      23,195           34,805              33,931              21,119            113,050
  Television                                 20,113           16,867              21,605              13,464             72,049
  Publishing                                  2,214            1,845               4,452                 410              8,921
  Interactive                                     -                -                   -                   -                  -
                                      --------------   --------------   -----------------   -----------------  -----------------
    Total broadcast/publishing
        cash flow                          $ 45,522         $ 53,517            $ 59,988            $ 34,993          $ 194,020

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                                        Three Months     Three Months     Three Months
                                          Ended            Ended             Ended
                                      May 31, 2000     August 31, 2000  November 30, 2000
                                      --------------   --------------   -----------------
Net Revenues:
  Radio                                    $ 71,477         $ 75,362            $ 69,799
  Television                                 59,630           55,355              66,360
  Publishing                                 17,522           19,963              19,859
  Interactive                                     -               33                  35
                                      --------------   --------------   -----------------
    Total net revenues                      148,629          150,713             156,053

Operating Expenses:
  Radio                                      39,539           36,172              39,220
  Television                                 37,625           35,963              36,330
  Publishing                                 15,775           17,256              15,960
  Interactive                                   120              148                 205
                                      --------------   --------------   -----------------
    Total operating expenses                 93,059           89,539              91,715

Broadcast/Publishing Cash Flow:
  Radio                                      31,938           39,190              30,579
  Television                                 22,005           19,392              30,030
  Publishing                                  1,747            2,707               3,899
  Interactive                                  (120)            (115)               (170)
                                      --------------   --------------   -----------------
    Total broadcast/publishing
         cash flow                         $ 55,570         $ 61,174            $ 64,338

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